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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 19, 2005

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                              ALLEGHANY CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                       1-9371                 51-0283071
(State or other jurisdiction of        (Commission             (IRS Employer
        incorporation)                 File Number)          Identification No.)


       375 Park Avenue, Suite 3201
            New York, New York                                       10152
 ----------------------------------------                         ----------
 (Address of principal executive offices)                         (Zip Code)



        Registrant's telephone number, including area code (212) 752-1356
                                                           --------------
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Item 5.02  Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

(b) and (c)

On April 19, 2005, David B. Cuming, Senior Vice President and chief financial officer of the Company, elected to retire as chief financial officer effective at the close of business on April 30, 2005. Roger B. Gorham, currently Senior Vice President - Finance of the Company, was appointed to succeed Mr. Cuming as chief financial officer effective May 1, 2005.

Mr. Gorham, 42 years old, joined the Company in December 2004 as Senior Vice President - Finance. Prior to joining the Company, Mr. Gorham provided hedge fund consulting services. Prior to that, from 2000 to 2003, Mr. Gorham was Senior Vice President and Chief Financial Officer of Chubb Financial Solutions, the financial services unit of The Chubb Corporation, and was employed by American International Group, Inc. from 1989 to 2000, most recently as Vice President of AIG Global Investment Corporation.

Mr. Gorham currently receives a base salary at an annual rate of $350,000. Pursuant to the terms of his employment arrangements, upon the effectiveness of his appointment to chief financial officer, a proposal will be made to adjust his base salary to not less than $400,000. He is entitled to participate in the Company's Management Incentive Plan with a target bonus opportunity of 50 percent of his annual base salary. Mr. Gorham also has received performance shares as follows: 405 performance shares (adjusted for stock dividends) which entitle him to a payout in 2006 of cash and/or Common Stock up to a maximum amount equal to the value of one share of Common Stock on the payout date for each performance share based upon the achievement of specified growth targets in the Company's earnings per share; 810 performance shares (adjusted for stock dividends) which entitle him to a payout in 2007 of cash and/or Common Stock up to a maximum amount equal to the value of one and one-half shares of Common Stock on the payout date for each performance share based upon the achievement of specified growth targets in the Company's book value per share; 1,215 performance shares (adjusted for stock dividends) which entitle him to a payout in 2008 of cash and/or Common Stock up to a maximum amount equal to the value of one and one-half shares of Common Stock on the payout date for each performance share based upon the achievement of specified growth targets in the Company's book value per share; and 1,621 performance shares (adjusted for stock dividends) which entitle him to a payout in 2009 of cash and/or Common Stock up to a maximum amount equal to the value of one share of Common Stock on the payout date for each performance share based upon the achievement of specified growth targets in the Company's earnings per share.

Upon his appointment as Senior Vice President - Finance in December 2004, Mr. Gorham and the Company entered into a restricted stock award agreement, pursuant to which Mr. Gorham received a restricted stock award of 3,565 shares of Common Stock (adjusted for stock dividends), which vest if the Company achieves specified growth targets in stockholders' equity per share over specified periods of time. Mr. Gorham is also eligible to participate in the Company's Retirement Plan, Deferred Compensation Plan, and all other employee benefit plans,

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programs, practices or other arrangements in which other senior executives of the Company are generally eligible to participate from time to time.

It is currently expected that Mr. Cuming will remain as a Senior Vice President of the Company until his retirement from such position in June 2005.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

10.01 Restricted Stock Award Agreement, dated December 21, 2004, between the Company and Roger B. Gorham

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                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ALLEGHANY CORPORATION


                                            /s/ Peter R. Sismondo
                                            ---------------------------------
                                            By:  Peter R. Sismondo
                                                 Vice President,
                                                 Controller,
                                                 Treasurer and Assistant
                                                   Secretary

Date: April 21, 2005

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                                Index to Exhibits

Exhibit Number        Exhibit Description
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10.1                  Restricted Stock Award Agreement, dated December 21,
                      2004, between the Company and Roger B. Gorham